UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2004

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-101117	16-1634897
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11000 North IH-35, Austin, Texas		78753-3195
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 837-8810

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
Signature
Settlement Agreement and General Release

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On September 30, 2004, Golfsmith International, L.P. (“Golfsmith”), a wholly-owned subsidiary of Golfsmith International Holdings, Inc., entered into a Settlement Agreement and General Release (the “Settlement Agreement”) with James C. Loden, Golfsmith’s Vice President – Retail, pursuant to which Mr. Loden agreed to resign from his employment with Golfsmith.

     Pursuant to the terms of the Settlement Agreement, Golfsmith agreed to continue to pay Mr. Loden’s salary, in a gross amount of $13,166.66 per month, and to reimburse Mr. Loden for the continuation of his health insurance coverage, in each case for a period of three months following his resignation. All stock options previously granted to Mr. Loden were canceled under the terms of the Settlement Agreement. The Settlement Agreement also contains certain releases and no litigation, non-disparagement and confidentiality agreements by Mr. Loden. Mr. Loden also agreed that, for a period of two years after his resignation, he will not engage in certain activities competitive with the business of Golfsmith or solicit certain customers or employees of Golfsmith.

     The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the complete Settlement Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits.

Exhibit Number	Description
10.1 -	Settlement Agreement and General Release, dated September 30, 2004, between James C. Loden and Golfsmith International, L.P.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2004

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

	By:	/s/ James D. Thompson

James D. Thompson President and Chief Executive Officer